Citigroup Affiliated Counterparties
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January 27, 2004

         Company Name                                                            Type

   1     Acci Securities, Inc.                                                   Broker-Dealer

   2     Acciones y Valores de Mexico, S.A. de C.V.                              Broker-Dealer

   3     Banco Citibank S.A.                                                     BD Affiliate

   4     California Commerce Banc Securities, Inc.                               Broker-Dealer

   5     Casa de Bolsa Banamex, S.A. de C.V., Grupo Financiero Banamex           Broker-Dealer

   6     Cheapside (SSL) Limited                                                 Broker-Dealer

   7     Citi Valores de El Salvador S.A. de C.V.                                Broker-Dealer

   8     Citibank, N.A.                                                          BD Affiliate

   9     Citibrokerage S.A.                                                      BD Affiliate

   10    CitiBusiness-Leasing Financial Services Company Limited                 BD Affiliate

   11    Citigroup Inc.                                                          BD Affiliate

   12    Citinversiones de Titulos y Valores (Puesto de Bolsa) S.A.              Broker-Dealer

   13    Citinversiones, S.A.                                                    Broker-Dealer

   14    Citisecurities Limited                                                  Broker-Dealer

   15    CitiStreet Advisors LLC                                                 Broker-Dealer

   16    Cititrading S.A. Casa de Valores                                        Broker-Dealer

   17    Citivalores De El Salvador S.A. De C.V.                                 BD Affiliate

   18    Citivalores de Honduras, S.A.                                           Broker-Dealer

   19    Citivalores Puesto de Bolsa, S.A.                                       Broker-Dealer

   20    Citivalores S.A. Comisionista de Bolsa                                  Broker-Dealer

   21    Citivalores, S.A. (Guatemala)                                           Broker-Dealer

   22    Citivalores, S.A. (Panama City)                                         Broker-Dealer

   23    Dom Maklerski Banku Handlowego S.A.                                     Broker-Dealer

   24    Inarco International Bank NV                                            BD Affiliate

   25    JapanCross Securities Co., Ltd.                                         Broker-Dealer

   26    Latin American Investment Bank Bahamas Limited                          Broker-Dealer

   27    Nikko Citigroup Limited                                                 Broker-Dealer

   28    P.T. Citicorp Securities Indonesia                                      BD Affiliate

   29    PFS Distributors, Inc.                                                  Broker-Dealer

   30    PFS Investments Inc.                                                    Broker-Dealer

   31    PFSL Investments Canada Ltd.                                            Broker-Dealer

   32    PT Salomon Smith Barney Indonesia                                       Broker-Dealer

   33    PT. Citigroup Securities Indonesia                                      Broker-Dealer

   34    Salomon Brothers Asset Management Inc.                                  BD Affiliate

   35    Salomon Reinvestment Company, Inc                                       Broker-Dealer

   36    Salomon Smith Barney SA                                                 BD Affiliate

   37    Salomon Swapco Inc.                                                     Broker-Dealer

   38    Smith Barney Citigroup Australia Pty Limited                            Broker-Dealer

   39    Smith Barney Global Capital Management, Inc                             BD Affiliate

   40    Smith Barney Strategy Advisers Inc.                                     BD Affiliate

   41    SSB Citi Funds Management LLC                                           BD Affiliate

   42    The Geneva Companies Inc.                                               Broker-Dealer

   43    The Travelers Investment Management Company                             BD Affiliate

   44    Tower Square Securities, Inc.                                           Broker-Dealer

   45    Travelers Asset Management International Corporation                    BD Affiliate

   46    Travelers Bank & Trust, FSB (Trust Department)                          BD Affiliate

   47    Travelers Distribution LLC                                              Broker-Dealer

   48    Travelers Investment Advisers, Inc.                                     BD Affiliate

   49    Tribeca Management, L.L.C.                                              BD Affiliate

   50    ZAO Citigroup Global Markets                                            Broker-Dealer
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